                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                       DATE OF REPORT - DECEMBER 21, 2002
                        (Date of earliest event reported)

                                 ALKERMES, INC.
             (Exact name of Registrant as specified in its charter)

      PENNSYLVANIA                      1-14131                   23-2472830
  (State of incorporation)       (Commission file number)        (IRS employer
                                                                 identification
                                                                 number)

                88 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of principal executive offices, zip code)

                            AREA CODE (617) 494-0171
                               (Telephone number)
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ITEM 5.  OTHER INFORMATION.

               Pursuant to an agreement dated December 21, 2002, Janssen Pharmaceutica paid to Alkermes approximately $24 million as a prepayment of the first 2 years of the minimum revenues guaranteed under a manufacturing agreement between the parties regarding the manufacture of Risperdal Consta(TM), a long-acting formulation of Risperdal(R) utilizing Alkermes' Medisorb(R) technology. Pursuant to such manufacturing agreement and based on regulatory approvals for Risperdal Consta in Germany and the United Kingdom, certain minimum revenues relating to sales of Risperdal Consta are to be paid to Alkermes by Janssen in minimum annual amounts for up to ten years beginning in 2003.
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                                   SIGNATURES

               Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 6, 2003                      Alkermes, Inc.



                                            By:  /s/ James M. Frates
                                                 -------------------
                                                 James M. Frates
                                                 Vice President, Chief Financial
                                                 Officer, and Treasurer